FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2022, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA....January 26, 2023... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $26,645,000, and fully diluted earnings per common share of $2.27 for the year ended December 31, 2022, compared to $28,401,000 and $2.31 per fully diluted common share for the year ended December 31, 2021.
FOURTH QUARTER FINANCIAL HIGHLIGHTS
•Net income for the fourth quarter of 2022 increased to $7,633,000 or $0.65 per diluted common share, compared to $6,384,000 and $0.55, respectively, in the third quarter of 2022. The Company recorded a $500,000 provision for credit losses during the fourth quarter and the third quarter of 2022.
•Net loans increased $215.9 million or 20.98%, and total assets decreased $27.6 million or 1.13% at December 31, 2022 compared to December 31, 2021. The net loan increase consisted of an increase of $234.2 million in non-PPP loans, offset by a decrease of $18.2 million in SBA Paycheck Protection Program (PPP) loans.
•Total deposits decreased 1.09% to $2.10 billion at December 31, 2022 compared to December 31, 2021.
•Total cost of deposits increased to 0.09% for the quarter ended December 31, 2022 compared to 0.05% for the quarter ended December 31, 2021.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 50.42% and 44.92% for the quarters ended December 31, 2022 and 2021, respectively.
•Non-performing assets were $0, net loan charge-offs were $18,000, and loans delinquent more than 30 days were $5,895,000 for the quarter ended December 31, 2022.
•Net interest margin increased to 3.80% at December 31, 2022, from 3.57% at September 30, 2022.
•Capital positions remain strong at December 31, 2022 with a 8.37% Tier 1 Leverage Ratio; a 11.92% Common Equity Tier 1 Ratio; a 12.22% Tier 1 Risk-Based Capital Ratio; and a 14.92% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on February 24, 2023 to shareholders of record as of February 10, 2023.

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“The Company’s financial success in 2022 encompasses the full range of financial objectives, including earnings, growth, asset quality and liquidity,” said James J. Kim, President and CEO. “The positive result of these metrics is due, in no small part, to our team. First and foremost, I want to thank them for their service through a volatile year. We also deeply appreciate the support of our clients, shareholders and our communities, all of which contribute to our success.”
“Moving forward, the Company continues its commitment to advance exceptional client service and impact by investing in both physical facilities and banking technologies.” concluded Kim.

Quarter Ended December 31, 2022
For the quarter ended December 31, 2022, the Company reported unaudited consolidated net income of $7,633,000 and earnings per diluted common share of $0.65, compared to consolidated net income of $6,838,000 and $0.57 per diluted share for the same period in 2021. Net income for the period was affected by an increase in net interest income before provision for credit losses of $3,285,000 and a decrease in total non-interest expenses of $610,000, partially offset by a decrease in non-interest income of $1,811,000 and an increase in the provision for income taxes of $289,000. The effective tax rate increased to 25.97% from 25.89% for the quarters ended December 31, 2022 and December 31, 2021, respectively. Net income for the immediately trailing quarter ended September 30, 2022 was $6,384,000, or $0.55 per diluted common share.
Annualized return on average equity (ROE) for the fourth quarter of 2022 was 18.79%, compared to 11.21% for the same period of 2021. The increase in ROE reflects a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by a $88,859,000 increase in net unrealized loss on investment securities, dividends paid, and stock repurchases, partially offset by the retention of earnings. Annualized return on average assets (ROA) was 1.25% for the fourth quarter of 2022 compared to 1.13% for the same period in 2021. This increase was due to the increase in net income outpacing the relative increase in average assets.
In comparing the fourth quarter of 2022 to the fourth quarter of 2021, total average loans increased by $191,011,000, or 18.23%. This mix includes a decrease of $40,417,000 in PPP loans, and an increase of $231,428,000 in non-PPP loans. During the fourth quarter of 2022, the Company recorded net loan charge-offs of $18,000 compared to $39,000 net loan recoveries for the same period in 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was 0.01% for the quarter ended December 31, 2022 compared to (0.01)% for the quarter ended December 31, 2021. During the quarter ended December 31, 2022, the Company recorded a provision of $500,000 for credit losses, compared to a reversal of provision of $500,000 for the quarter ended December 31, 2021.
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The Company’s net interest margin (fully tax equivalent basis) was 3.80% for the quarter ended December 31, 2022, compared to 3.39% for the quarter ended December 31, 2021. Net interest income, before provision for credit losses, increased $3,285,000, or 17.56%, to $21,993,000 for the fourth quarter of 2022, compared to $18,708,000 for the same period in 2021. The accretion on loan marks of acquired loans increased interest income by $76,000 and $223,000 during the quarters ended December 31, 2022 and 2021, respectively. Net interest income during the fourth quarters of 2022 and 2021 benefited by approximately $87,000 and $238,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on the average investment securities and the increase in the yield on the loan portfolio, offset by the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits increased to 0.09% from 0.05%.
For the quarter ended December 31, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $85,715,000, or 7.22%, compared to the quarter ended December 31, 2021, and decreased by $1,114,000, or 0.09%, compared to the quarter ended September 30, 2022. This decrease was the result of sales and maturities that occurred during the fourth quarter of 2022. The year over year decrease was primarily the result of the increase in the unrealized loss on available for sale securities.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.76% for the quarter ended December 31, 2022, compared to 2.02% for the quarter ended December 31, 2021 and 2.46% for the quarter ended September 30, 2022. Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased by $191,011,000 to $1,238,752,000 for the quarter ended December 31, 2022, from $1,047,741,000 for the quarter ended December 31, 2021 and increased by $48,730,000 from $1,190,022,000 for the quarter ended September 30, 2022. For the quarter ended December 31, 2022, average PPP loans decreased $40,417,000 while average non-PPP loans increased $231,428,000 compared to the quarter ended December 31, 2021. The effective yield on average loans was 5.17% for the quarter ended December 31, 2022, compared to 5.14% and 4.90% for the quarters ended December 31, 2021 and September 30, 2022, respectively.
Total average assets for the quarter ended December 31, 2022 were $2,441,652,000 compared to $2,416,590,000 for the quarter ended December 31, 2021 and $2,414,414,000 for the quarter ended September 30, 2022, an increase of $25,062,000 or 1.04% and an increase of $27,238,000 or 1.12%, respectively.
Total average deposits increased $65,717,000, or 3.12%, to $2,169,075,000 for the quarter ended December 31, 2022, compared to $2,103,358,000 for the quarter ended December 31, 2021, and decreased $21,443,000, or 0.99%, compared to $2,147,632,000 for the quarter ended September 30, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits was 50.42% for the quarter ended December 31, 2022, compared to 44.92% and 48.50% for the quarters ended December 31, 2021 and September 30, 2022, respectively.

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Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	$ Change	% Change
Service charges	$457	$475	$(18)	(3.8)%
Appreciation in cash surrender value of bank owned life insurance	248	249	(1)	(0.4)%
Interchange fees	495	432	63	14.6%
Loan placement fees	177	155	22	14.2%
Net realized losses on sales and calls of investment securities	(953)	(14)	(939)	6707.1%
Federal Home Loan Bank dividends	109	91	18	19.8%
Other Income	437	92	345	375.0%
Total non-interest income	$970	$1,480	$(510)	(34.5)%

The change in the net realized losses on sales of investment securities during the quarter ended December 31, 2022 were primarily responsible for the decrease in total non-interest income, when compared to the quarter ended September 30, 2022. This was offset by an increase in other income which was impacted by the increase in the gain on equity investment recognized during the quarter.

The following table presents the key components of non-interest income for the periods indicated:

	Three months ended
(Dollars in thousands)	December 31, 2022	December 31, 2021	$ Change	% Change
Service charges	$457	$515	$(58)	(11.3)%
Appreciation in cash surrender value of bank owned life insurance	248	244	4	1.6%
Interchange fees	495	471	24	5.1%
Loan placement fees	177	340	(163)	(47.9)%
Net realized (losses) gains on sales and calls of investment securities	(953)	463	(1,416)	(305.8)%
Federal Home Loan Bank dividends	109	84	25	29.8%
Other Income	437	664	(227)	(34.2)%
Total non-interest income	$970	$2,781	$(1,811)	(65.1)%

This decrease was primarily the result of an increase in net realized losses on sales of investment securities and a decrease in other income, which was from a decrease in fair value on equity investments recognized during the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021. The decrease in loan placement fees was also responsible for the decrease in total non-interest income when comparing the quarters ended December 31, 2022 and December 31, 2021.
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Non-Interest Expense - The following table presents the key components of non-interest expense for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	$ Change	% Change
Salaries and employee benefits	$7,416	$7,500	$(84)	(1.1)%
Occupancy and equipment	1,262	1,363	(101)	(7.4)%
Information Technology	879	879	—	—%
Regulatory assessments	211	224	(13)	(5.8)%
Data processing expense	596	560	36	6.4%
Professional services	68	613	(545)	(88.9)%
ATM/Debit card expenses	221	176	45	25.6%
Internet banking expense	36	29	7	24.1%
Advertising	141	138	3	2.2%
Directors’ expenses	98	91	7	7.7%
Amortization of core deposit intangibles	34	139	(105)	(75.5)%
Loan related expenses	51	152	(101)	(66.4)%
Personnel other	104	57	47	82.5%
Other expense	1,035	877	158	18.0%
Total non-interest expenses	$12,152	$12,798	$(646)	(5.0)%

The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
(Dollars in thousands)	December 31, 2022	December 31, 2021	$ Change	% Change
Salaries and employee benefits	$7,416	$7,712	$(296)	(3.8)%
Occupancy and equipment	1,262	1,344	(82)	(6.1)%
Information Technology	879	807	72	8.9%
Regulatory assessments	211	279	(68)	(24.4)%
Data processing expense	596	553	43	7.8%
Professional services	68	327	(259)	(79.2)%
ATM/Debit card expenses	221	203	18	8.9%
Internet banking expense	36	58	(22)	(37.9)%
Advertising	141	141	—	—%
Directors’ expenses	98	116	(18)	(15.5)%
Amortization of core deposit intangibles	34	140	(106)	(75.7)%
Loan related expenses	51	88	(37)	(42.0)%
Personnel other	104	139	(35)	(25.2)%
Other expense	1,035	855	180	21.1%
Total non-interest expenses	$12,152	$12,762	$(610)	(4.8)%

The decrease in non-interest expenses was the result of a reversal of over-accrual in professional services and lower salaries and employee benefits. The lower salaries and benefits was the reflection of lower incentive and profit expense offset by higher compensation expense.
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The following table shows the Company’s outstanding loan portfolio as of December 31, 2022 and December 31, 2021:

Loan Type (dollars in thousands)	December 31, 2022	% of Total Loans	December 31, 2021	% of Total Loans
Commercial:
Commercial and industrial	$141,197	11.2%	$136,847	13.2%
Agricultural production	39,007	3.1%	40,860	3.9%
Total commercial	180,204	14.3%	177,707	17.1%
Real estate:
Owner occupied	194,663	15.5%	212,234	20.4%
Real estate construction and other land loans	109,175	8.7%	61,586	5.9%
Commercial real estate	464,809	37.1%	369,529	35.6%
Agricultural real estate	117,648	9.4%	98,481	9.5%
Other real estate	24,586	2.0%	26,084	2.5%
Total real estate	910,881	72.7%	767,914	73.9%
Consumer:
Equity loans and lines of credit	123,581	9.8%	55,620	5.4%
Consumer and installment	40,252	3.2%	36,999	3.6%
Total consumer	163,833	13.0%	92,619	9.0%
Net deferred origination fees	1,386		871
Total gross loans	1,256,304	100.0%	1,039,111	100.0%
Allowance for credit losses	(10,848)		(9,600)
Total loans	$1,245,456		$1,029,511

The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Pass	$1,196,110	$1,170,422	$988,855
Special mention	31,023	30,894	40,845
Substandard	27,785	22,657	8,540
Doubtful	—	—	—
Total	$1,254,918	$1,223,973	$1,038,240
At December 31, 2022, the allowance for credit losses was $10,848,000, compared to $9,600,000 at December 31, 2021, a net increase of $1,248,000 reflecting a provision of $1,000,000 and net recoveries during the period. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.86% and 0.92% as of December 31, 2022 and December 31, 2021, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their
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respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $73,456,000 at December 31, 2022 and $93,201,000 at December 31, 2021. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.92% and 1.01% as of December 31, 2022 and December 31, 2021, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 0.89% and 0.98%, respectively. As of December 31, 2022, gross loans included $333,000 related to PPP loans, which are fully guaranteed by the SBA as compared to $18,553,000 at December 31, 2021. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.92% and 1.04% as of December 31, 2022 and December 31, 2021, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at December 31, 2022.
The composition of the deposits at December 31, 2022 and December 31, 2021 is summarized in the table below:

(Dollars in thousands)	December 31, 2022	% of Total Deposits	December 31, 2021	% of Total Deposits
NOW accounts	$324,089	15.4%	$360,462	17.0%
MMA accounts	435,783	20.8%	511,448	24.1%
Time deposits	67,923	3.2%	90,030	4.2%
Savings deposits	215,287	10.3%	197,273	9.3%
Total interest-bearing	1,043,082	49.7%	1,159,213	54.6%
Non-interest bearing	1,056,567	50.3%	963,584	45.4%
Total deposits	$2,099,649	100.0%	$2,122,797	100.0%

Year Ended December 31, 2022
Net income for the year ended December 31, 2022 decreased 6.18%, compared to the year ended December 31, 2021, driven by a provision for credit losses, a decrease in loan placement fees, an increase in the net realized loss on sales of investment securities, partially offset by an increase in service charge income, and a decrease in the provision for income taxes. During the year ended December 31, 2022, the Company recorded a $1,000,000 provision for credit losses, compared to a $4,300,000 reversal of provision during the year ended December 31, 2021. Net interest income before the provision for credit losses for the year ended December 31, 2022 was $79,566,000, compared to $72,554,000 for the year ended December 31, 2021, an increase of $7,012,000 or 9.66%. The impact to interest income from the accretion of the loan marks on acquired loans was $521,000 and $802,000 for the year ended December 31, 2022 and 2021, respectively. In addition, net interest income before the provision for credit losses for the year ended December 31, 2022 was impacted by approximately $649,000 in loan prepayment penalties, as compared to $676,000 for the year ended December 31, 2021. Excluding the loan mark accretion and prepayment penalties, net interest income for the year ended December 31, 2022 increased by $7,320,000 compared to the year ended December 31, 2021.
The Company recorded an income tax provision of $8,496,000 for the year ended December 31, 2022, compared to $9,616,000 for the year ended December 31, 2021. The effective tax rate for the year ended
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December 31, 2022 was 24.18% compared to 25.29% for the year ended December 31, 2021. The effective tax rate was impacted by the increase in tax-exempt interest, as well as an increase in income from the appreciation in cash surrender value of bank owned life insurance.
During the year ended December 31, 2022, the Company’s shareholders’ equity decreased $73,185,000, or 29.53%, compared to December 31, 2021. The decrease in shareholders’ equity was driven by the adverse change in the unrealized position on investment securities, and share repurchases, offset by the retention of earnings, net of dividends paid. The change in the unrealized position was a loss in the amount of $88,859,000.
Return on average equity (ROE) for the year ended December 31, 2022 was 14.25%, compared to 11.50% for the year ended December 31, 2021. The increase in ROE reflects the decrease in average shareholders’ equity compared to the prior year. The Company declared and paid $0.48 and $0.47 per share in cash dividends to holders of common stock during the year ended December 31, 2022 and 2021, respectively. Return on average assets (ROA) was 1.09% for the year ended December 31, 2022 and 1.25% for the year ended December 31, 2021. This decrease was due to the decrease in net income and an increase in average assets. During the year ended December 31, 2022, the Company’s total assets decreased 1.13%, and total liabilities increased 2.07%, compared to December 31, 2021.
Non-performing assets decreased by $946,000, or 100.00%, to $0 at December 31, 2022, compared to $946,000 at December 31, 2021. During the year ended December 31, 2022, the Company recorded $248,000 in net loan recoveries, compared to $985,000 for the year ended December 31, 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.02)% for the year ended December 31, 2022, compared to (0.09)% for the same period in 2021. Total non-performing assets were 0.00% and 0.04% of total assets as of December 31, 2022 and December 31, 2021, respectively.
The Company’s net interest margin (fully tax equivalent basis) was 3.52% for the year ended December 31, 2022, compared to 3.54% for the year ended December 31, 2021. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the yield on the Company’s loan portfolio, and an increase in the balance of average interest-earning assets.
For the year ended December 31, 2022, the effective yield on average total earning assets increased 5 basis points to 3.66% compared to 3.61% for the year ended December 31, 2021, while the cost of average total interest-bearing liabilities increased to 0.28% for the year ended December 31, 2022 as compared to 0.12% for the year ended December 31, 2021. Over the same periods, the cost of average total deposits increased to 0.06% for the year ended December 31, 2022 compared to 0.05% for the same period in 2021.
For the year ended December 31, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $1,180,125,000, an increase of $158,452,000, or 15.51%, compared to the year ended December 31, 2021. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased to 2.45% for the year ended December 31, 2022, compared to 2.08% for the year ended December 31, 2021.
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Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $64,266,000 to $1,133,919,000 for the year ended December 31, 2022 from $1,069,653,000 for the year ended December 31, 2021. The effective yield on average loans decreased to 4.93% for the year ended December 31, 2022, compared to 5.07% for the year ended December 31, 2021. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $3,786,000 for the year ended December 31, 2022 as compared to $116,030,000 at December 31, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the year ended December 31, 2022 was immaterially impacted. As of December 31, 2021 the effective yield on average loans was 4.85% after excluding PPP loans.

Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing periods indicated:

	Year ended
(Dollars in thousands)	December 31, 2022	December 31, 2021	$ Change	% Change
Service charges	$2,014	$1,901	$113	5.9%
Appreciation in cash surrender value of bank owned life insurance	985	840	145	17.3%
Interchange fees	1,847	1,784	63	3.5%
Loan placement fees	899	1,974	(1,075)	(54.5)%
Net realized (losses) gains on sales and calls of investment securities	(1,730)	501	(2,231)	(445.3)%
Federal Home Loan Bank dividends	367	321	46	14.3%
Other Income	672	1,684	(1,012)	(60.1)%
Total non-interest income	$5,054	$9,005	$(3,951)	(43.9)%

The decrease in non-interest income was the result of an increase in net realized losses on sales of investment securities and a decrease in other income, which resulted from a decrease in fair value on equity investments recognized during the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease in loan placement fees and change in other miscellaneous processing fees were also responsible for the decrease in total non-interest income when comparing the years ended December 31, 2022 and December 31, 2021.
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Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Year ended
(Dollars in thousands)	December 31, 2022	December 31, 2021	$ Change	% Change
Salaries and employee benefits	$28,917	$28,720	$197	0.7%
Occupancy and equipment	5,131	4,882	249	5.1%
Information Technology	3,344	2,868	476	16.6%
Regulatory assessments	851	831	20	2.4%
Data processing expense	2,245	2,394	(149)	(6.2)%
Professional services	1,519	1,665	(146)	(8.8)%
ATM/Debit card expenses	809	818	(9)	(1.1)%
Internet banking expense	134	320	(186)	(58.1)%
Advertising	557	527	30	5.7%
Directors’ expenses	282	422	(140)	(33.2)%
Amortization of core deposit intangibles	454	661	(207)	(31.3)%
Loan related expenses	341	357	(16)	(4.5)%
Personnel other	323	374	(51)	(13.6)%
Other expense	3,572	3,003	569	18.9%
Total non-interest expenses	$48,479	$47,842	$637	1.3%

Total average assets for the year ended December 31, 2022 was $2,439,394,000 compared to $2,267,615,000 for the year ended December 31, 2021, an increase of $171,779,000 or 7.58%. During the year ended December 31, 2022 and 2021, the loan-to-deposit ratio was 59.83% and 48.95%, respectively. Total average deposits increased $181,516,000 or 9.19% to $2,156,092,000 for the year ended December 31, 2022, compared to $1,974,576,000 for the year ended December 31, 2021. Average interest-bearing deposits increased $75,088,000, or 6.99%, and average non-interest bearing demand deposits increased $106,428,000, or 11.82%, for the year ended December 31, 2022, compared to the year ended December 31, 2021. The Company’s ratio of average non-interest bearing deposits to total deposits was 46.68% for the year ended December 31, 2022, compared to 45.58% for the year ended December 31, 2021.

Capital Management
On January 26, 2023, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on February 24, 2023 to shareholders of record as of February 10, 2023. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout
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California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.
Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2022	2022	2021

ASSETS
Cash and due from banks	$25,485	$32,535	$29,412
Interest-earning deposits in other banks	5,685	9,043	134,055
Total cash and cash equivalents	31,170	41,578	163,467
Available-for-sale investment securities	648,825	668,300	1,109,208
Held-to-maturity investment securities	305,107	305,482	—
Equity securities	6,558	6,544	7,416
Loans, less allowance for credit losses of $10,848, $10,366, and $9,600 at December 31, 2022, September 30, 2022, and December 31, 2021, respectively	1,245,456	1,214,904	1,029,511
Bank premises and equipment, net	7,987	7,909	8,380
Bank owned life insurance	40,537	40,289	39,553
Federal Home Loan Bank stock	6,169	6,169	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	68	102	522
Accrued interest receivable and other assets	76,865	80,644	32,710
Total assets	$2,422,519	$2,425,698	$2,450,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,056,567	$1,044,678	$963,584
Interest bearing	1,043,082	1,094,466	1,159,213
Total deposits	2,099,649	2,139,144	2,122,797
Short-term borrowings	46,000	25,000	—
Senior debt and subordinated debentures	69,599	69,563	39,454
Accrued interest payable and other liabilities	32,611	33,177	40,043
Total liabilities	2,247,859	2,266,884	2,202,294
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,735,291, 11,732,011, and 11,916,651, at December 31, 2022, September 30, 2022, and December 31, 2021, respectively	61,487	61,262	66,820
Retained earnings	194,400	188,174	173,393
Accumulated other comprehensive (loss) income, net of tax	(81,227)	(90,622)	7,632
Total shareholders’ equity	174,660	158,814	247,845
Total liabilities and shareholders’ equity	$2,422,519	$2,425,698	$2,450,139
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Years Ended
	December 31,	September 31,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2022	2022	2021	2022	2021

INTEREST INCOME:
Interest and fees on loans	$16,155	$14,708	$13,548	$55,907	$54,077
Interest on deposits in other banks	234	48	40	391	129
Interest and dividends on investment securities:
Taxable	5,426	4,411	4,106	20,011	14,044
Exempt from Federal income taxes	1,534	1,825	1,463	6,679	5,606
Total interest income	23,349	20,992	19,157	82,988	73,856
INTEREST EXPENSE:
Interest on deposits	483	231	253	1,197	1,036
Interest on subordinated debentures and borrowings	873	597	196	2,225	266
Total interest expense	1,356	828	449	3,422	1,302
Net interest income before provision for credit losses	21,993	20,164	18,708	79,566	72,554
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	500	500	(500)	1,000	(4,300)
Net interest income after provision for credit losses	21,493	19,664	19,208	78,566	76,854
NON-INTEREST INCOME:
Service charges	457	475	515	2,014	1,901
Net realized (losses) gains on sales and calls of investment securities	(953)	(14)	463	(1,730)	501
Other income	1,466	1,019	1,803	4,770	6,603
Total non-interest income	970	1,480	2,781	5,054	9,005
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,416	7,500	7,712	28,917	28,720
Occupancy and equipment	1,262	1,363	1,344	5,131	4,882
Other expense	3,474	3,935	3,706	14,431	14,240
Total non-interest expenses	12,152	12,798	12,762	48,479	47,842
Income before provision for income taxes	10,311	8,346	9,227	35,141	38,017
PROVISION FOR INCOME TAXES	2,678	1,962	2,389	8,496	9,616
Net income	$7,633	$6,384	$6,838	$26,645	$28,401
Net income per common share:
Basic earnings per common share	$0.65	$0.55	$0.57	$2.27	$2.32
Weighted average common shares used in basic computation	11,690,410	11,678,532	11,956,045	11,715,376	12,237,424
Diluted earnings per common share	$0.65	$0.55	$0.57	$2.27	$2.31
Weighted average common shares used in diluted computation	11,708,753	11,689,323	11,994,590	11,739,074	12,281,932
Cash dividends per common share	$0.12	$0.12	$0.12	$0.48	$0.47
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2022	2022	2022	2022	2021
(In thousands, except share and per share amounts)
Net interest income	$21,993	$20,164	$19,810	$17,597	$18,708
Provision for (reversal of) credit losses	500	500	—	—	(500)
Net interest income after provision for credit losses	21,493	19,664	19,810	17,597	19,208
Total non-interest income	970	1,480	770	1,834	2,781
Total non-interest expense	12,152	12,798	12,083	11,445	12,762
Provision for income taxes	2,678	1,962	1,955	1,900	2,389
Net income	$7,633	$6,384	$6,542	$6,086	$6,838
Basic earnings per common share	$0.65	$0.55	$0.56	$0.51	$0.57
Weighted average common shares used in basic computation	11,690,410	11,678,532	11,665,074	11,829,245	11,956,045
Diluted earnings per common share	$0.65	$0.55	$0.56	$0.51	$0.57
Weighted average common shares used in diluted computation	11,708,753	11,689,323	11,685,850	11,872,025	11,994,590

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2022	2022	2022	2022	2021
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.86%	0.85%	0.87%	0.97%	0.92%
Non-performing assets to total assets	—%	0.01%	0.01%	0.01%	0.04%
Total non-performing assets	$—	$251	$271	$292	$946
Total nonaccrual loans	$—	$251	$271	$292	$946
Total substandard loans	$27,785	$22,657	$10,756	$10,739	$8,540
Total special mention loans	$31,023	$30,894	$34,509	$39,901	$40,845
Net loan charge-offs (recoveries)	$18	$7	$(9)	$(264)	$(39)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	—%	—%	(0.10)%	(0.01)%
Book value per share	$14.88	$13.54	$13.90	$16.31	$20.80
Tangible book value per share	$10.30	$8.94	$9.29	$11.70	$16.24
Tangible common equity	$120,814	$104,935	$108,863	$137,501	$193,546
Cost of total deposits	0.09%	0.04%	0.04%	0.05%	0.05%
Interest and dividends on investment securities exempt from Federal income taxes	$1,534	$1,825	$1,879	$1,440	$1,463
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.80%	3.57%	3.48%	3.19%	3.39%
Return on average assets (2)	1.25%	1.06%	1.07%	0.99%	1.13%
Return on average equity (2)	18.79%	14.42%	14.73%	10.51%	11.21%
Loan to deposit ratio	59.83%	57.28%	53.94%	46.80%	48.95%
Efficiency ratio	49.85%	57.20%	54.20%	57.66%	58.94%
Tier 1 leverage - Bancorp	8.37%	8.26%	7.89%	7.87%	8.03%
Tier 1 leverage - Bank	10.86%	10.73%	9.10%	8.54%	8.47%
Common equity tier 1 - Bancorp	11.92%	11.56%	11.94%	12.06%	12.48%
Common equity tier 1 - Bank	15.87%	15.41%	14.15%	13.43%	13.52%
Tier 1 risk-based capital - Bancorp	12.22%	11.86%	12.26%	12.38%	12.82%
Tier 1 risk-based capital - Bank	15.87%	15.41%	14.15%	13.43%	13.52%
Total risk-based capital - Bancorp	14.92%	14.54%	15.07%	15.27%	15.80%
Total risk based capital - Bank	16.53%	16.03%	14.78%	14.08%	14.18%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 15

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Years Ended
AVERAGE AMOUNTS	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2022	2022	2021	2022	2021
Interest-bearing deposits in other banks	$24,607	$6,192	$104,725	$48,032	$104,710
Investments	1,076,245	1,095,774	1,081,842	1,132,093	916,963
Loans (1)	1,238,592	1,189,762	1,046,602	1,133,641	1,067,316
Earning assets	2,339,444	2,291,728	2,233,169	2,313,766	2,088,989
Allowance for credit losses	(10,436)	(9,877)	(10,036)	(10,005)	(11,482)
Nonaccrual loans	160	260	1,139	278	2,337
Other non-earning assets	112,484	132,303	192,318	135,355	187,771
Total assets	$2,441,652	$2,414,414	$2,416,590	$2,439,394	$2,267,615

Interest bearing deposits	$1,075,482	$1,105,934	$1,158,542	$1,149,581	$1,074,493
Other borrowings	75,936	60,794	23,837	63,752	9,864
Total interest-bearing liabilities	1,151,418	1,166,728	1,182,379	1,213,333	1,084,357
Non-interest bearing demand deposits	1,093,593	1,041,698	944,816	1,006,511	900,083
Non-interest bearing liabilities	34,182	28,905	45,349	32,532	36,311
Total liabilities	2,279,193	2,237,331	2,172,544	2,252,376	2,020,751
Total equity	162,459	177,083	244,046	187,018	246,864
Total liabilities and equity	$2,441,652	$2,414,414	$2,416,590	$2,439,394	$2,267,615

AVERAGE RATES
Interest-earning deposits in other banks	3.80%	3.10%	0.15%	0.81%	0.12%
Investments	2.74%	2.45%	2.20%	2.51%	2.31%
Loans (3)	5.17%	4.90%	5.14%	4.93%	5.07%
Earning assets	4.03%	3.72%	3.47%	3.66%	3.61%
Interest-bearing deposits	0.18%	0.08%	0.09%	0.10%	0.10%
Other borrowings	4.60%	3.93%	3.29%	3.49%	2.70%
Total interest-bearing liabilities	0.47%	0.28%	0.15%	0.28%	0.12%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.80%	3.57%	3.39%	3.52%	3.54%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $408, $486, and $389, for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,775 and $1,490 for the year ended December 31, 2022 and 2021, respectively.
(3)    Loan yield includes loan (costs) fees for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021 of $(135), $(80), and $1,508, respectively. Loan yield includes loan fees (costs) for the year ended December 31, 2022 and 2021 of $274 and $6,474, respectively.

CONTACTS: Investor Contact:
James Kim
President and Chief Executive Officer
Central Valley Community Bancorp
559-323-3446

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322